UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 19, 2017

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

New Jersey	001-09120	22-2625848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Park Plaza

Newark, New Jersey 07102

(Address of principal executive offices) (Zip Code)

973-430-7000

(Registrant’s telephone number, including area code)

http://www.pseg.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if such registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2017, upon the recommendation of the Corporate Governance Committee, the Board of Directors (the “Board”) of Public Service Enterprise Group Incorporated (the “Company”) increased the size of the Board to twelve directors and elected Barry H. Ostrowsky to serve as a new director, in each case effective February 20, 2018. The Board has determined that Mr. Ostrowsky is an independent director within the meaning of the listing standards of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended. Mr. Ostrowsky has not been named to any committees of the Board at this time, although the Board expects to name him to one or more committees in the future.

As of February 20, 2018, Mr. Ostrowsky will participate in the Company’s compensation plans for non-management directors, as described under “Proposal 1: Election of Directors—Director Compensation” in the Company’s proxy statement filed with the Securities and Exchange Commission on March 14, 2017.

As part of the Company’s philanthropic activities and commitment to invest in the communities in which we do business, the Company, directly or through a subsidiary, and PSEG Foundation, a 501(c)(3) organization that is funded by the Company, have periodically made charitable contributions to facilities operated by RWJ Barnabas Health, Inc., a not-for-profit, tax-exempt corporation incorporated in New Jersey (“RWJBarnabas”). Mr. Ostrowsky is the President and Chief Executive Officer of RWJBarnabas. In 2016, the Company and PSEG Foundation, collectively, donated approximately $363,500 to facilities operated by RWJBarnabas and its predecessor entities. To date in 2017, the Company and PSEG Foundation, collectively, have donated approximately $186,550 to facilities operated by RWJBarnabas. The Board expects that the Company and PSEG Foundation will make future contributions to facilities operated by RWJBarnabas. PSEG Foundation has already pledged a $125,000 contribution to one facility operated by RWJBarnabas, to occur in 2018.

Since 2008, the Company’s subsidiary, Public Service Electric and Gas Company (“PSE&G”), has engaged in an ongoing Hospital Energy Efficiency Program (the “HEE Program”), through which PSE&G provides funds for energy efficiency upgrades to hospitals throughout the PSE&G service territory. The HEE Program was approved, and is overseen, by the New Jersey Board of Public Utilities (the “BPU”). As of September 1, 2017, PSE&G has committed to invest approximately $199 million in a variety of hospitals through the HEE Program, including commitments of approximately $30.6 million to RWJBarnabas facilities. These projects are in various stages of completion, with several fully completed and others in progress or in the planning stage. The aggregate portion that RWJBarnabas facilities have committed to repay to PSE&G through utility bills in accordance with the BPU-approved terms of the program is equal to approximately $10.7 million. Because the HEE Program is ongoing, the investment and repayment figures are subject to change in the coming years.

Since 2013, the Company’s subsidiary, PSEG Services Corporation, has had a contractual arrangement with an RWJBarnabas affiliate, Robert Wood Johnson University Hospital Hamilton (“RWJ Hamilton”), pursuant to which RWJ Hamilton provides medical care, medical testing and related services to the Company and its subsidiaries. In 2016, the Company paid a total of approximately $267,000 for services provided pursuant to this arrangement. As of October 31, 2017, the Company has paid a total of approximately $197,000 for services provided pursuant to this arrangement.

No arrangement or understanding exists between Mr. Ostrowsky and any other person pursuant to which Mr. Ostrowsky was selected as a director of the Company.

The Company issued a press release on December 22, 2017 announcing the election of Mr. Ostrowsky. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release dated December 22, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
(Registrant)

By:	/s/ Stuart J. Black
STUART J. BLACK
Vice President and Controller
(Principal Accounting Officer)

Date: December 22, 2017

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